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                                                                    EXHIBIT 99.1




Securities and Exchange Commission
Washington, D.C. 20549


April 22, 1998


Ladies and Gentlemen:

We were previously principal accountants for Tuesday Morning Corporation and subsidiaries ("Tuesday Morning") and, under the date of February 20, 1998, we reported on the financial statements of Tuesday Morning as of December 31, 1997 and 1996 and each of the years in the three-year period ended December 31, 1997. On April 20, 1998, our appointment as principal accountants was terminated. We have read Tuesday Morning's statements included under Item 4 of its Form 8-K dated April 22, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Tuesday Morning's statements set forth in Item 4(e), (f) and (g) of the aforementioned Form 8-K.


Very truly yours,



KPMG Peat Marwick LLP